Exhibit 32.B

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ending March 31, 2012, of El Paso Pipeline Partners, L.P. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John R. Sult, Executive Vice President and Chief Financial Officer of El Paso Pipeline GP Company, L.L.C., the general partner of El Paso Pipeline Partners, L.P., certify (i) that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John R. Sult
John R. Sult Executive Vice President and Chief Financial Officer (Principal Financial Officer) El Paso Pipeline GP Company, L.L.C., the General Partner of El Paso Pipeline Partners, L.P.

May 4, 2012

A signed original of this written statement required by Section 906 has been provided to El Paso Pipeline Partners, L.P. and will be retained by El Paso Pipeline Partners, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.